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                                                                    EXHIBIT 10.7



                       DESCRIPTION OF TAX ALLOWANCE POLICY


        We have adopted a tax allowance policy for senior vice presidents, executive vice presidents, the President and the Chief Executive Officer. Under the tax allowance policy, the reimbursement of transportation and living expenses related to business commuting that are taxable to the eligible employee will be grossed up for federal income, state income, FICA and Medicare taxes. In addition, for certain company-provided benefits, including financial counseling, executive life insurance, personal umbrella liability insurance, executive medical exams, and other similar company-provided benefits that are taxable to the eligible employee, we will provide a tax allowance equal to the tax associated with the benefit assuming the highest marginal tax rate. No tax allowance will be provided for imputed income related to the transfer of an executive life insurance policy at retirement.